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                                                                   EXHIBIT 10.40

                                   AGREEMENT

        This Agreement ("Agreement") is entered into as of the 10th day of September, 1998 ("Effective Date") between BIKER'S DREAM, INC., a California corporation ("Biker's Dream") and BIG BIKE OF DAYTONA, INC., a Florida corporation ("Big Bike").

        Background: Biker's Dream is the owner of a distinctive business concept for selling, customizing, and repairing previously owned Harley-Davidson motorcycles, and for selling motorcycle products, merchandise, collectibles, clothing, jewelry, Ultra Motorcycles, and accessories through a network of dealers operating in retail locations. Big Bike is a licensee of Biker's Dream, Inc.

        Subject to the terms and conditions of this Agreement, Biker's Dream wishes to provide financing to Big Bike for the opening and operation of a retail store in Daytona Beach, Florida.

        Accordingly, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

        1. Lease. Biker's Dream will lease retail space in Daytona Beach and Sublease the space to Big Bike, subject to the following terms:

               a. Biker's Dream has entered a Lease which is attached hereto as Exhibit "A" incorporated herein.

               b. Biker's Dream and Big Bike have entered into a Sub-Lease which is attached hereto as Exhibit "B" and incorporated herein.

               c. Biker's Dream, shall also pay all utilities associated with the retail store.

               d. The terms and conditions governing the Sub-Lease will require payments to be made after each Bike Week, and after each Biketoberfest. The amount due under the SubLease shall be determined by net profits, or the amount paid by Biker's Dream for rent and utilities, whichever amount is less.

               e. Big Bike shall be required to pay net profits to Biker's Dream within thirty (30) days of the conclusion of each Bike Week and Biketoberfest. For the purposes of this Agreement, "net profits" shall be defined to mean profits net of costs and commissions.

               f. One hundred per cent (100%) of net profits from sales generated from inventory (parts, as well as motorcycles) consigned by Biker's Dream, shall be paid to Biker's Dream, within thirty (30) days of the end of each month, until the amount due under the SubLease for a given year equals the amount paid by Biker's Dream under the Lease for rent and utilities for that year, then prior to the commencement of the next anniversary of the Lease, Big


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Bike shall pay one-half (1/2) of the net profits on sales to Biker's Dream, for net profits over and above the amount due under the Sub-Lease. For the purposes of this paragraph, the term "net profits" for the sale of motorcycles shall be defined as the amount of the retail sale of a motorcycle, minus the actual dealer invoice price for the particular motorcycle, and minus fifteen percent (15%) of the difference between the retail sales price and the dealer invoice price. For the purposes of this paragraph, the term "net profits" for the sale of parts shall be the retail sales price minus the purchase price, and minus five per cent (5%) of the retail sales price.

               g. Big Bike shall retain all profits generated other than from items consigned by Biker's Dream.

               h. Big Bike shall pay for the initial Tenant improvements and build-out of the retail space. Big Bike shall supply copies of all invoices for Tenant improvements to Biker's Dream. Big Bike shall deduct from accumulated rent and utilities due under the Sub-Lease all amounts paid for permanent improvements to the retail space. Up to one-third of the amount paid for permanent improvements shall be deducted from the rent due following Biketoberfest 1998. One half of the remaining amount paid for permanent improvements shall deducted from the rent due following Bike Week 1999. The remaining amount paid for permanent improvements shall be deducted from the rent due following Biketoberfest 1999. Permanent improvements shall include, but not be limited to the cost of electrical, lighting, plumbing, painting, permanent counters, permanent awnings, permanent window treatments and office build-out. Big Bike shall not be entitled to a deduction for non-permanent improvements, including all non-permanent improvements which may be utilized in other Biker's Dream facilities.

        2. Representations and warranties of Biker's Dream. Biker's Dream hereby represents and warrants to Big Bike as follows:

               a. Biker's Dream is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

               b. Biker's Dream is financially capable of satisfying all of the monetary obligations required in this Agreement.

               c. There are no actions or proceedings pending or threatened which in any way jeopardize or impair the ability of Biker's Dream to satisfy the obligations contained within this Agreement.

               d. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof.

        3. Representations and Warranties of Big Bike. Big Bike represents and warrants to Biker's Dream that:

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               a. Big Bike is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

               b. The execution and performance by Big Bike of this Agreement shall not cause a breach of any agreement or contract to which Big Bike is a party.

               c. There are no actions or proceedings pending or threatened which in any way jeopardize or impair the ability of Biker's Dream to satisfy the obligations contained within this Agreement.

               d. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof.

        4. Relationship of Parties. Nothing is this Agreement shall be deemed to constitute either party hereto as an agent, legal representative, joint venturer, partner, employee or servant of the other party for any purpose whatsoever. It is understood between the parties hereto that each party is independent of the other and is in no way authorized to make any contract, agreement, warranty, or representation on behalf of the other party, or to create any obligation (whether express or implied) on behalf of the other party. Notwithstanding anything to the contrary, Big Bike shall not incur or become liable for any expense, obligation, cost, claim, or demand made upon Biker's Dream in connection with the transactions contemplated by this Agreement, or any contract, agreement, or other document entered into between Biker's Dream and any third party.

        5. Indemnification by Biker's Dream. Biker's Dream covenants and agrees tp indemnify and hold harmless Big Bike from and against any and all losses, costs, claims, demands, damages, expenses, judgments, awards, or liabilities (including reasonable attorneys' fees) arising out of or relating to (i) any claim of third persons against Big Bike involving the business relationship as defined by the terms of this Agreement, or (ii) any breach or inaccuracy of any covenant, representation or warranty by Biker's Dream contained in this Agreement, or (iii) any breach of this Agreement by Biker's Dream. The provisions of this paragraph shall survive any expiration or termination of this Agreement.

        6. Indemnification by Big Bike. Big Bike covenants and agrees to indemnify and hold harmless Biker's Dream from and against any and all losses, costs, claims, demands, damages, expenses, judgments, awards, or liabilities (including reasonable attorneys' fees) arising out of or relating to (i) any claim of third persons against Biker's Dream involving the business relationship as defined by the terms of this Agreement, or (ii) any breach or inadequacy of any covenant, representation or warranty by Big Bike contained in this Agreement, or (iii) any breach of this Agreement by Big Bike. The provisions of this paragraph shall survive any expiration or termination of this Agreement.

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        7. Termination.

               a. Term. The term of this Agreement shall commence as of the Effective Date and shall continue until the expiration of the Lease, which is attached hereto as Exhibit "A", including any and all renewal terms. Big Bike shall have the sole right to elect any renewal term, and absent such election shall have no liability upon the Lease or Sub-Lease (three years).

               b. Termination Upon Breach. This Agreement may be terminated by either party in the event of a material breach of this Agreement by the other party, by written notice to the breaching party; provided, however, that the party in breach shall have twenty (20) days from the date such notice is delivered to cure such breach to the reasonable satisfaction of the non-breaching party.

        8. Additional Agreements.

               a. Non-Compete. Biker's Dream agrees that during the term of this Agreement, neither Biker's Dream, nor any of its principals, officers, directors, stockholders, employees or agents shall engage, directly or indirectly, either as a principal, agent, proprietor, partner, stockholder, director, officer, employee, consultant, joint venturer, or otherwise shall participate in any manner, in the sale of products sold by Biker's Dream under the name Biker's Dream or allow any other entity to sell Ultra Motorcycles or operate under the name Biker's Dream within the boundaries of Volusia County, Florida. The parties intend that this non-compete shall be construed as a series of separate covenants, one for each separate legal jurisdiction in which this covenant applies. If a court shall refuse to enforce any of the separate covenants included herein, then such unenforceability shall be deemed eliminated from these provisions to the extent necessary to permit the remaining separate covenants to be enforced. Notwithstanding the foregoing, it is the intent and agreement of Biker's Dream and Big Bike that these covenants be given the maximum force, effect, and application permissible under applicable law. Biker's Dream further acknowledges and consents that Big Bike shall be entitled to injunctive relief (without bond) prohibiting any conduct by Biker's Dream in violation of this Agreement in addition to any other remedies which may be available to Big Bike. In the event this Agreement is terminated by Big Bike due to Biker's Dream's material breach as contemplated under paragraph 7(b) hereof, then the period of time during which Biker's Dream is prohibited from engaging in the Permitted uses in connection with its Business shall be extended by the length of time remaining until the Agreement would otherwise naturally expire pursuant to paragraph 7(a).

               b. Covenants of Biker's Dream. Biker's Dream covenants with Big Bike during the term of this Agreement as follows:

                        i. Biker's Dream shall assist Big Bike, as and when reasonably requested, in recommending and/or facilitating initial contact with any manufacturers of the goods and items contemplated by the scope of this Agreement.

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                      ii. Biker's Dream shall assist Big Bike, when reasonably
requested, in identifying and making initial contact with all Biker's Dream Motorcycle Dealerships with whom Biker's Dream may have contact with from time to time during the term of this Agreement.

               c. Covenants of Big Bike. Big Bike covenants with Biker's Dream during the term of this Agreement as follows:

                        i. Big Bike shall use its reasonable efforts to preserve the good will associated with Biker's Dream and will not at any time do or cause to be done any act or thing contesting or in any way impairing any part of Biker's Dream's right, title and interest in its business.

                        ii. Big Bike shall keep true and accurate records of all cash receipts of merchandise in such forms as shall be adequate to permit Biker's Dream to verify the accuracy of the fees required to be made hereunder. All such records shall be made available to Biker's Dream at reasonable times during regular business hours for inspection to verify the computation of the payments; provided, however, that any such inspection shall be at the sole cost and expense of Biker's Dream.

                        iii. Big Bike shall use its best efforts to sell the motorcycles consigned to it by Biker's Dream.

        9. Miscellaneous.

               a. No Assignment. The rights and obligations of the parties under this Agreement shall not be assigned, transferred, sublicensed, encumbered or otherwise alienated, either voluntarily or by operation of law, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

               b. Amendment. This Agreement shall not be waived, modified or changed in any manner except by a writing signed by both parties.

               c. Notice. Notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given and received when personally delivered, when mailed by a nationally recognized overnight courier service and requiring a signed receipt on delivery, or when mailed in certified or registered form, postage prepaid, return receipt requested, and addressed to the appropriate address set forth in the signature pages of this Agreement, or to such other address after notification in writing is given to the other party pursuant to the terms hereof.

               d. Governing Law. This Agreement shall be governed by and construed in accordance with internal laws of the State of Florida, and any action to enforce or construe any

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of its terms shall be brought, at Big Bike's election, in a court of competent jurisdiction located in Duval County, Florida.

               e. Operation of Store. Big Bike shall have and maintain exclusive control in all facets of the operation of the retail store. Biker's Dream shall have no control in the operation of the retail store. At all times, Big Bike will display such advertising and literature as is provided and forwarded by Biker's Dream. The retail store shall sell all lines of motorcycles, subject to the approval of Biker's Dream, as required in the Biker's Dream Superstore Agreement. Big Bike Motorcycle Rentals, Inc. may rent any brand of motorcycle.

               f. The terms of the Ultra Cycle Dealer Agreement, and the Biker's Dream, Inc. Dealer Agreement entered between Biker's Dream and Big Bike with respect to the operation of the retail store in Daytona Beach, Florida are incorporated herein by reference. The terms of this Agreement shall control in the event of conflict.

               g. Entire Agreement. This Agreement contains the complete understanding and agreement of the parties hereto with respect to the subject matter hereof.

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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the Effective Date.

                                      BIKER'S DREAM, INC.
                                      a California corporation

Dated: 10/16, 1998                    By:    /s/ H. Rosenman
                                             -----------------------------------
                                      Print: H. Rosenman
                                             -----------------------------------
                                      Its:   CEO
                                             -----------------------------------
                                      Address:  11631 Sterling Avenue
                                                --------------------------------
                                                Riverside, CA 92503
                                             -----------------------------------

                                      BIG BIKE OF DAYTONA, INC.
                                      a Florida corporation

Dated: 10/16, 1998                    By:    /s/ Matt Fenner
                                             -----------------------------------
                                      Print: Matt Fenner
                                             -----------------------------------
                                      Its:   CFO
                                             -----------------------------------
                                      Address:  9543 Sunbeam Center
                                                --------------------------------
                                                Jacksonville, Fla 32257
                                             -----------------------------------

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